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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.9

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                              NEW OMNIBUS AGREEMENT

                                      among

                             WEG Acquisitions, L.P.,

                         Williams Energy Services, LLC,

                       Williams Natural Gas Liquids, Inc.

                                       and

                          The Williams Companies, Inc.

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                              NEW OMNIBUS AGREEMENT

         THIS NEW OMNIBUS AGREEMENT (the "Agreement") is entered into on, and effective as of, June 17, 2003 among WEG Acquisitions, L.P., a Delaware limited partnership ("Buyer"), Williams Energy Services, LLC, a Delaware limited liability company ("WES"), Williams Natural Gas Liquids, Inc., a Delaware corporation ("WNGL"), and The Williams Companies, Inc., a Delaware corporation ("Williams", and together with WES and WNGL, the "Williams Parties").

                                R E C I T A L S:

         WHEREAS, Williams, WES, WNGL, Williams Pipe Line Company, LLC, a Delaware limited liability company ("WPL"), Williams Energy Partners, L.P., a Delaware limited partnership (the "MLP"), Williams OLP, L.P., a Delaware limited partnership (the "OLP"), Williams GP LLC, a Delaware limited liability company (the "Old GP"), and Williams Information Technology, Inc. (f/k/a Williams Information Services Corporation), a Delaware corporation, entered into that certain Omnibus Agreement, effective as of February 9, 2001, as amended by the Amendment I thereto, dated January 28, 2002, the Second Amendment thereto, dated April 11, 2002, and the Third Amendment thereto, dated September 30, 2002 (as amended, the "Old Omnibus Agreement");

         WHEREAS, Buyer, WES, WNGL and the Old GP have entered into that certain Purchase Agreement, dated as of April 18, 2003, as amended by Amendment No. 1 thereto dated as of May 5, 2003 (as amended, the "Purchase Agreement"), for the purchase and sale of all of the membership interests of WEG GP LLC, a Delaware limited liability company ("WEG GP LLC"), all of the common units and subordinated units representing limited partner interests in the MLP owned by WES and WNGL, and all of the class B common units representing limited partner interests in the MLP owned by the Old GP (as contemplated in the Purchase Agreement, the "Transaction");

         WHEREAS, the Old Omnibus Agreement will terminate upon closing of the Transaction (the "Closing" and the date on which the Closing occurs, the "Closing Date"); and

         WHEREAS, the parties hereto specifically intend for each of the entities comprising the Partnership Entities and the Partnership Group, as applicable, to be third-party beneficiaries with respect to certain of the rights and benefits herein of the parties hereto.

         NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1      DEFINITIONS.

                  (a) Capitalized terms used herein but not defined shall have the meanings given to them in the MLP Agreement.

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                  (b)      As used in this Agreement, the following terms shall
have the respective meanings set forth below:

                  "Accounting Referee" is defined in Section 9.1(a).

                  "Acquisition Date" means April 11, 2002, the date WES contributed and the MLP acquired all of the membership interests in WPL.

                  "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

                  "Applicable Period" means the period commencing on the Closing Date and terminating on the second (2nd) anniversary of the Closing Date.

                  "Assignee" is defined in the MLP Agreement.

                  "Buyer" is defined in the introduction to this Agreement.

                  "Buyer Entities" means the Buyer and any entity that directly, or indirectly through one or more intermediaries, is controlled by the Buyer, including WEG GP LLC (but excluding each entity comprising the Partnership Group).

                  "Buyer Offer" is defined in Section 3.3(a).

                  "Change of Control" means, with respect to any Person (the "Applicable Person"), any of the following events:

                           (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person's assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person;

                           (ii)     the consolidation or merger of the
         Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving corporation or its parent and (b) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Securities of the surviving corporation or its parent immediately after such transaction;

                           (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all Voting Securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the

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         passage of time) of more than 50% of all of the then outstanding Voting
         Securities of the Applicable Person, except in a merger or consolidation that would not constitute a Change of Control under clause (ii) above; or

                           (iv) solely with respect to WEG GP LLC, the Continuing Directors of WEG GP LLC cease for any reason to constitute all of the board of directors of WEG GP LLC then in office;

         notwithstanding the foregoing, the events described in clauses (i) through (iii) of this definition shall not constitute a Change of Control of WEG GP LLC if the other Person (or "person" or "group," in the case of clause (iii)) referred to in such clauses, immediately prior to such transaction, is an Affiliate of Buyer or WEG GP LLC.

                  "Closing" is defined in the recitals to this Agreement.

                  "Closing Date" is defined in the recitals to this Agreement.

                  "Conflicts Committee" is defined in the MLP Agreement.

                  "Continuing Directors" means (1) all individuals constituting the board of directors of WEG GP LLC immediately after the Closing and
         (2) any new directors whose nomination for election to the board of directors of WEG GP LLC was approved by WEG GP LLC or the board of directors of WEG GP LLC, or the nominating committee of such board, at a time that Continuing Directors comprised all of such board of directors.

                  "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Covered Environmental Losses" is defined in Section 4.1.

                  "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances relating to protection of health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended through the IPO Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "G&A Cap Amount" is defined in Section 7.1(a).

                  "General Partner" means WEG GP LLC and its successors as general partner of the MLP, unless the context otherwise requires.

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                  "IPO Assets" is defined in Section 4.1.

                  "IPO Date" means February 9, 2001, the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

                  "Limited Partner" is defined in the MLP Agreement.

                  "MLP" is defined in the introduction to this Agreement.

                  "MLP Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the MLP, dated as of September 27, 2002, as amended by Amendments Nos. 1 and 2 thereto, each dated as of November 15, 2002, as such agreement may be further amended or supplemented through the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the parties to this Agreement.

                  "OLP" is defined in the introduction to this Agreement.

                  "Old Omnibus Agreement" is defined in the recitals to this Agreement.

                  "Partnership Entities" means the General Partner, the MLP, the OLP, WPL and any entity controlled by any of the foregoing.

                  "Partnership Group" means the Partnership Entities, with the exclusion of the General Partner.

                  "Payment Request" is defined in Section 9.1(a).

                  "Person" means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

                  "Prospectus" means the MLP's final prospectus, dated February 5, 2001, relating to the initial public offering of common units representing limited partner interests in the MLP, as filed with Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

                  "Purchase Agreement" is defined in the recitals to this Agreement.

                  "Refined Products" means all grades of motor gasoline, distillate and aviation fuel.

                  "Restricted Assets" means, (i) with respect to the Williams Entities, for purposes of Article II, any assets or any business having assets engaged in the activities prohibited by Section 2.1 and (ii) with respect to the Buyer Entities, for purposes of Article III, any assets or any business having assets engaged in the activities prohibited by Section 3.1.

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                  "Services Agreement" means the Services Agreement, dated the date hereof, among Williams Petroleum Services, LLC, Williams Alaska Pipeline Company, LLC, and WPL.

                  "Transaction" is defined in the recitals to this Agreement.

                  "Transition Services Agreement" means the Transition Services Agreement, dated the date hereof, between Buyer and Williams.

                  "Upper Cap Amount" is defined in Section 7.2(c)(i).

                  "Voting Securities" means securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other similar governing body of such Person; provided, however, that in the case of WEG GP LLC, "Voting Securities" shall refer solely to the membership interests in WEG GP LLC.

                  "WAP LP" is defined in Section 5.1.

                  "WEG GP LLC" is defined in the recitals to this Agreement.

                  "WES" is defined in the introduction to this Agreement.

                  "Williams" is defined in the introduction to this Agreement.

                  "Williams Entities" means Williams and any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Williams, including without limitation, WNGL, WES and the Old GP.

                  "Williams Offer" is defined in Section 2.3(a).

                  "Williams Parties" is defined in the recitals to this Agreement.

                  "WNGL" is defined in the introduction to this Agreement.

                  "WPL" is defined in the recitals to this Agreement.

                  "WTH LP" is defined in Section 5.2.

                  "2003 Pre-Closing Stub Period" is defined in Section 7.1(b)(i)(A).

                  "2003 Pre-Closing Cap" is defined in Section 7.1(b)(i)(A).

                  "2003 Post-Closing Stub Period" is defined in Section 7.1(b)(i)(B).

                  "2003 Post-Closing Cap" is defined in Section 7.1(b)(i)(B).

                  "2003 Post-Closing Upper Cap Amount" is defined in Section 7.2(c)(ii)(A).

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                  "2004 Stub Period" is defined in Section 7.2(c)(iii)(B).

                  "2004 Stub Period Upper Cap Amount" is defined in Section 7.2(c)(iii)(B).

                                   ARTICLE II
                    WILLIAMS ENTITIES' BUSINESS OPPORTUNITIES

         2.1 WILLIAMS ENTITIES RESTRICTED ASSETS. During the Applicable Period, the Williams Entities shall be prohibited from engaging in or acquiring any business having assets engaged in the following activities:

                  (a) the transportation, storage or distribution of ammonia or related products in the United States;

                  (b) the ownership and operation of facilities for the terminalling and storage of refined petroleum products in any state in the United States, except Alaska and Hawaii;

                  (c) Refined Product transportation (including, without limitation, through joint tariff arrangements or capacity leases or otherwise) to a delivery point within a 50-mile radius of a Refined Products delivery point owned or supplied by a Partnership Entity on the Acquisition Date; and

                  (d) Refinery grade butane transportation from the Koch Pine Bend, MN, refinery, Marathon St. Paul, MN refinery, ExxonMobil Joilet refinery, BP Whiting, IN refinery and CITGO Lemont, IL refinery.

         2.2      PERMITTED EXCEPTIONS. Notwithstanding any provision of Section
2.1 to the contrary, any Williams Entity may own and operate Restricted Assets under the following circumstances:

                  (a) The Restricted Asset was owned, leased or operated by the Williams Entities on the Closing Date;

                  (b) The value of the Restricted Assets acquired after the Closing Date in a transaction does not exceed $20 million at the time of the acquisition, as determined by Williams, in its reasonable sole discretion;

                  (c) (i) The value of the Restricted Assets acquired after the Closing Date in a transaction exceeds $20 million at the time of acquisition, as determined by Williams, in its reasonable sole discretion, and
(ii) the General Partner has elected not to cause a member of the Partnership Group to pursue such opportunity in accordance with the procedures set forth in
Section 2.3; or

                  (d) The value of the Restricted Assets acquired after the Closing Date in a transaction represents less than 30% of the consideration paid by Williams or another Williams Entity in connection with such transaction, as determined by Williams, in its reasonable sole discretion.

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         2.3      PROCEDURES. In the event that, pursuant to Section 2.2(c), a
Williams Entity acquires Restricted Assets valued or having an original cost in excess of $20 million at the time of the acquisition, as determined by Williams, in its reasonable sole discretion, then not later than six (6) months after the consummation of the acquisition by such Williams Entity of the Restricted Assets, such Williams Entity shall notify the General Partner of such purchase and offer the Partnership Group the opportunity to purchase such Restricted Assets. As soon as practicable, but in any event, within sixty (60) days after receipt of such notification, the General Partner shall notify the Williams Entity that either (i) the General Partner has elected not to cause a member of the Partnership Group to purchase such Restricted Assets, in which event such Williams Entity shall be forever free to continue to own or operate such Restricted Assets, or (ii) the General Partner has elected to cause a member of the Partnership Group to purchase such Restricted Assets, in which event the following procedures shall be followed:

                  (a) Within thirty (30) days of receipt of the notice from the General Partner that the General Partner has elected to cause a member of the Partnership Group to purchase the Restricted Assets, Williams shall submit an offer to the General Partner to sell the Restricted Assets (the "Williams Offer") to any member of the Partnership Group selected by the General Partner on the terms and for the consideration stated in the Williams Offer;

                  (b) Williams and the General Partner shall negotiate after receipt of such Williams Offer by the General Partner, the terms on which the Restricted Assets will be sold to a member of the Partnership Group. Williams shall provide all information concerning the business, operations and finances of such Restricted Assets as may be reasonably requested by the General Partner.

                           (i) If Williams and the General Partner agree on such terms within sixty (60) days after receipt by the General Partner of the Williams Offer, the General Partner shall cause a member of the Partnership Group to purchase the Restricted Assets on such terms as soon as commercially practicable after such agreement has been reached;

                           (ii) If Williams and the General Partner are unable to agree on the terms of a sale during the 60-day period after receipt by the General Partner of the Williams Offer, Williams and the General Partner will engage an independent investment banking firm with a national reputation to determine the fair market value of the Restricted Assets. In determining the fair market value of the Restricted Assets, the investment banking firm will have access to the proposed sale and purchase values for the Restricted Assets submitted by Williams and the General Partner, respectively. Such investment banking firm will determine the value of the Restricted Assets within thirty (30) days and furnish Williams and the General Partner its opinion of such value. The fees of the investment banking firm's appraisal will be split equally between Williams and the MLP. Upon receipt of such opinion, the General Partner will have the option, but not the obligation to:

                           (iii)

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                                    (A) cause a member of the Partnership Group
                           to purchase the Restricted Assets in accordance with the following process:

                                         (1) if the valuation of the investment
                                    banking firm is in the range between the proposed sale/purchase values of Williams and the General Partner, the General Partner will have the right to cause a member of the Partnership Group to purchase the Restricted Assets at the valuation submitted by the investment banking firm;

                                         (2) if the valuation of the investment
                                    banking firm is less than the proposed
                                    purchase value submitted by the General
                                    Partner, the General Partner will have the right to cause a member of the Partnership Group to purchase the Restricted Assets for the amount submitted by the General Partner; and

                                         (3) if the valuation of the investment
                                    banking firm is greater than the proposed sale value submitted by Williams, the General Partner will have the right to cause a member of the Partnership Group to purchase the Restricted Assets for the amount submitted by Williams; or

                                    (B) decline to purchase such Restricted
                           Assets, in which event the Williams Entity forever will be free to continue to own and operate such Restricted Assets.

         2.4 SCOPE OF PROHIBITION. Williams and any other Williams Entity shall only be required to offer Restricted Assets to the General Partner for purchase by a member of the Partnership Group upon the terms and conditions, including the price to be paid, contained in this Article II. Except as provided in this Article II, each Williams Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with Buyer or any Partnership Entity.

                                  ARTICLE III
                     BUYER ENTITIES' BUSINESS OPPORTUNITIES

         3.1 BUYER ENTITIES RESTRICTED ASSETS. During the Applicable Period, the Buyer Entities shall be prohibited from engaging in or acquiring any business having assets engaged in the following activities:

                  (a) the transportation, storage or distribution of ammonia or related products in the United States;

                  (b) the ownership and operation of facilities for the terminalling and storage of refined petroleum products in any state in the United States, except Alaska and Hawaii; and

                  (c) Refined Product transportation (including, without limitation, through joint tariff arrangements or capacity leases or otherwise) to a delivery point within a 50-mile

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radius of a Refined Products delivery point owned or supplied by a Partnership
Entity on the Acquisition Date.

         3.2      PERMITTED EXCEPTIONS. Notwithstanding any provision of Section
3.1 to the contrary, any Buyer Entity may own and operate Restricted Assets under the following circumstances:

                  (a) The Restricted Asset was owned, leased or operated by the Buyer Entities on the Closing Date;

                  (b) The Restricted Asset is owned, leased or operated by the Buyer Entities on behalf of the Partnership Group;

                  (c) The value of the Restricted Assets acquired after the Closing Date in a transaction does not exceed $20 million at the time of the acquisition, as determined by Buyer, in its reasonable sole discretion;

                  (d) (i) The value of the Restricted Assets acquired after the Closing Date in a transaction exceeds $20 million at the time of acquisition, as determined by Buyer, in its reasonable sole discretion, and (ii) the General Partner (with the approval of the Conflicts Committee) has elected not to cause a member of the Partnership Group to pursue such opportunity in accordance with the procedures set forth in Section 3.3; or

                  (e) The value of the Restricted Assets acquired after the Closing Date in a transaction represents less than 30% of the consideration paid by Buyer or another Buyer Entity in connection with such transaction, as determined by Buyer, in its reasonable sole discretion.

         3.3 PROCEDURE. In the event that, pursuant to Section 3.2(d), a Buyer Entity acquires Restricted Assets valued or having an original cost in excess of $20 million at the time of the acquisition, as determined by Buyer, in its reasonable sole discretion, then not later than six (6) months after the consummation of the acquisition by such Buyer Entity of the Restricted Assets, such Buyer Entity shall notify the General Partner of such purchase and offer the Partnership Group the opportunity to purchase such Restricted Assets. As soon as practicable, but in any event, within sixty (60) days after receipt of such notification, the General Partner shall notify the Buyer Entity that either
(i) the General Partner has elected (with the approval of the Conflicts Committee) not to cause a member of the Partnership Group to purchase such Restricted Assets, in which event such Buyer Entity shall be forever free to continue to own or operate such Restricted Assets, or (ii) the General Partner (with the approval of the Conflicts Committee) has elected to cause a member of the Partnership Group to purchase such Restricted Assets, in which event the following procedures shall be followed:

                  (a) Within thirty (30) days of receipt of the notice from the General Partner that General Partner has elected to cause a member of the Partnership Group to purchase the Restricted Assets, the Buyer Entity shall submit an offer to the General Partner to sell the Restricted Assets (the "Buyer Offer") to any member of the Partnership Group selected by the General Partner on the terms and for the consideration stated in the Buyer Offer;

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                  (b)      The Buyer Entity and the General Partner shall
negotiate after receipt of such Buyer Offer by the General Partner, the terms on which the Restricted Assets will be sold to a member of the Partnership Group. The Buyer Entity shall provide all information concerning the business, operations and finances of such Restricted Assets as may be reasonably requested by the General Partner.

                           (i) If the Buyer Entity and the General Partner agree on such terms within sixty (60) days after receipt by the General Partner of the Buyer Offer, a member of the Partnership Group shall purchase the Restricted Assets on such terms as soon as commercially practicable after such agreement has been reached;

                           (ii) If the Buyer Entity and the General Partner are unable to agree on the terms of a sale during the 60-day period after receipt by the General Partner of the Buyer Offer, the Buyer Entity and the General Partner will engage an independent investment banking firm with a national reputation to determine the fair market value of the Restricted Assets. In determining the fair market value of the Restricted Assets, the investment banking firm will have access to the proposed sale and purchase values for the Restricted Assets submitted by the Buyer Entity and the General Partner, respectively. Such investment banking firm will determine the value of the Restricted Assets within thirty (30) days and furnish the Buyer Entity and the General Partner its opinion of such value. The fees of the investment banking firm's appraisal will be split equally between the Buyer Entity and the MLP. Upon receipt of such opinion, the General Partner will have the option, but not the obligation to:

                           (iii)

                                    (A) cause a member of the Partnership Group
                           to purchase the Restricted Assets in accordance with the following process:

                                         (1) if the valuation of the investment
                                    banking firm is in the range between the proposed sale/purchase values of the Buyer Entity and the General Partner, a member of the Partnership Group will have the right to purchase the Restricted Assets at the valuation submitted by the investment banking firm;

                                         (2) if the valuation of the investment
                                    banking firm is less than the proposed
                                    purchase value submitted by the General
                                    Partner, a member of the Partnership Group will have the right to purchase the Restricted Assets for the amount submitted by the General Partner; and

                                         (3) if the valuation of the investment
                                    banking firm is greater than the proposed sale value submitted by the Buyer Entity, a member of the Partnership Group will have the right to purchase the Restricted Assets for the amount submitted by the Buyer Entity; or

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                                    (B) decline to purchase such Restricted
                           Assets, in which event the Buyer Entity forever will be free to continue to own and operate such Restricted Assets.

         3.4 SCOPE OF PROHIBITION. Except as provided in this Article III, each Buyer Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any member of the Partnership Group.

                                   ARTICLE IV
                          ENVIRONMENTAL INDEMNIFICATION

         4.1 WES INDEMNIFICATION FOR COVERED ENVIRONMENTAL LOSSES. Williams and WES, jointly and severally, shall indemnify, defend and hold harmless the Partnership Entities from and against any Covered Environmental Losses relating to the assets of the Partnership Entities described in the Prospectus that arose prior to the IPO Date (the "IPO Assets") that become known by February 9, 2004 and that exceed all amounts recovered or recoverable by any Partnership Entity under contractual indemnities from third Persons or under any applicable insurance policies. "Covered Environmental Losses" mean those non-contingent environmental losses, costs, damages and expenses suffered or incurred by the Partnership Entities arising from correction of violations of, or performance of remediation required by, Environmental Laws in effect at the IPO Date due to events and conditions associated with the operation of the IPO Assets and occurring before the IPO Date.

         4.2 LIMITATIONS. Williams and WES shall have no indemnification obligation under Section 4.1 for claims made after February 9, 2004. The aggregate liability of Williams and WES in respect of all Covered Environmental Losses under Section 4.1 shall not exceed $13.3 million, representing $15 million less amounts previously paid by Williams or WES to the Partnership Entities pursuant to Section 3.1 of the Old Omnibus Agreement.

                                   ARTICLE V
                          RIGHT-OF-WAY INDEMNIFICATION

         5.1 WNGL RIGHT-OF-WAY INDEMNIFICATION. Williams and WNGL, jointly and severally, shall indemnify, defend and hold harmless the Partnership Entities and their successors or assigns until February 9, 2016 from and against any losses, costs, damages, expenses and fees suffered or incurred by any of the Partnership Entities or their successors or assigns as a result of (a) the failure of Williams Ammonia Pipeline, L.P., a Delaware limited partnership ("WAP LP"), or its successors or assigns to be the owner of such valid and indefeasible easement rights in and to the easements and rights of way in which the ammonia pipeline was located as of the IPO Date and as are necessary to enable WAP LP and its successors and assigns to continue to own and operate the ammonia pipeline in the manner that it was owned and operated as of the IPO Date; and (b) the failure of WAP LP or its successors and assigns to have the consents and permits necessary to allow such pipeline to cross the roads, waterways, railroads and other areas upon which the ammonia pipeline was located as of the IPO Date.

         5.2 WES RIGHT-OF-WAY INDEMNIFICATION. Williams and WES, jointly and severally, shall indemnify, defend and hold harmless, the Partnership Entities and their successors and

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assigns, until February 9, 2016, from and against any losses, costs, damages, expenses and fees suffered or incurred by any of the Partnership Entities or their successors or assigns as a result of (a) the failure of Williams Terminals Holdings, L.P. , a Delaware limited partnership ("WTH LP"), or its successors and assigns to be the owner of valid and indefeasible easement rights in and to the easements and rights of way in which the pipelines that are associated with the marine terminal facilities at Galena Park, Texas, Corpus Christi, Texas and Marrero, Louisiana were located as of the IPO Date and that are necessary to enable WTH LP and its successors and assigns to continue to own and operate the pipelines in all material respects in the manner that such pipelines were owned and operated prior to the IPO Date; and (b) the failure of WTH LP or its successors and assigns to have the consents and permits necessary to allow such pipelines to cross roads, waterways, railroads and other areas upon which such pipelines were located as of the IPO Date.

                                   ARTICLE VI
            ENVIRONMENTAL AND RIGHT-OF-WAY INDEMNIFICATION PROCEDURES

         6.1 Buyer agrees that within a reasonable period of time after any Partnership Entity becomes aware of facts giving rise to a claim for indemnification pursuant to Sections 4.1, 5.1 or 5.2, Buyer will use its reasonable best efforts to cause such Partnership Entity to provide notice thereof in writing to Williams, specifying the nature of and specific basis for such claim.

                  (a) Except as provided in this Section 6.1(b), Williams shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Entities that are covered by the indemnification set forth in Sections 4.1, 5.1 or 5.2, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Partnership Entities unless it includes a full and unconditional release of the Partnership Entities from all liability with respect to such matter or issues, as the case may be, the sole relief provided is monetary damages that are paid in full by the Williams Parties, and there is no admission or statement of fault or culpability on the part of any Partnership Entity.

                  (b) Buyer agrees to use its reasonable best efforts to cause the Partnership Entities, at their own cost and expense, to cooperate fully with Williams with respect to all aspects of the defense of any claims covered by the indemnification set forth in Sections 4.1, 5.1 or 5.2, including, without limitation, the prompt furnishing to Williams of any correspondence or other notice relating thereto that the Partnership Entities may receive, permitting the names of the Partnership Entities to be utilized in connection with such defense, the making available to Williams of any files, records or other information of the Partnership Entities that Williams reasonably considers relevant to such defense and the making reasonably available to Williams, during normal business hours, of any employees of the Partnership Entities; provided, however, that in connection therewith Williams agrees to use reasonable best efforts to minimize the impact thereof on the operations of such Partnership Entities. In no event shall the obligation of Buyer to use its reasonable best efforts to cause the Partnership Entities to cooperate with Williams as set forth in the immediately preceding sentence be construed as imposing upon the Buyer or the Partnership Entities an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VI, it being agreed

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that the Williams Parties, jointly and severally, shall pay the fees and expenses of such counsel; provided, further, that Buyer or the Partnership Entities may hire and pay for separate counsel in connection with any such defense, at the Buyers or the MLP's own option, cost and expense, as the case may be; provided, further, that the Williams Parties, jointly and severally, shall pay the fees and expenses of separate counsel for the Buyer or the Partnership Entities if (i) the Williams Parties have agreed to pay such fees and expenses or (ii) counsel for the Williams Parties reasonably determines that representation of both the Williams Parties, on the one hand, and the Partnership Entities, on the other hand, by the same counsel would create a conflict of interest. Williams agrees to keep any counsel hired by the Partnership Entities reasonably informed as to the status of any such defense, but Williams shall have the right to retain sole control over such defense except as provided above.

                  (c) In determining the amount of any loss, cost, damage or expense for which any of the Partnership Entities are to be indemnified under Sections 4.1, 5.1 or 5.2, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized or to be realized by the Partnership Entities, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Entities as a result of such claim and (ii) all amounts recovered or recoverable by any Partnership Entity under contractual indemnities from third Persons as described in Section 4.1.

                                  ARTICLE VII
                       GENERAL AND ADMINISTRATIVE EXPENSES

         7.1      G&A CAP AMOUNT.

                  (a) Subject to Section 7.2, the amount of general and administrative expenses reimbursed by the Partnership Group to the Buyer Entities (or, in the case of Section 7.1(b)(i)(A) below, to the Williams Entities) for any MLP fiscal year shall not exceed the amounts calculated pursuant to Section 7.1(b) (for any MLP fiscal year, the "G&A Cap Amount").

                  (b) 2003 Fiscal Year. For the MLP fiscal year ending on December 31, 2003, the G&A Cap Amount shall be calculated as follows:

                                    (A) For the period beginning on January 1,
                           2003 and ending on the day immediately preceding the Closing Date (the "2003 Pre-Closing Stub Period"), the amount of general and administrative expenses reimbursed by the Partnership Group to the Williams Entities shall not exceed $37.9 million times a fraction, (X) the numerator of which is the number of successive whole months beginning with January 2003 and ending with the month in which the Closing occurs and (Y) the denominator of which is twelve (12) (the "2003 Pre-Closing Cap"). To the extent that the Partnership Group reimbursed the Williams Entities for general and administrative expenses incurred in 2003 in excess of the 2003 Pre-Closing Cap, the Williams Parties shall reimburse the MLP for any such excess amounts and shall make such payment no later than thirty (30) days following the Closing Date. To the extent that the Williams Entities paid unreimbursed general and administrative expenses up to the 2003 Pre-

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                           Closing Cap, Buyer shall use commercially reasonable
                           efforts to cause the MLP to, make payment to the appropriate Williams Entity of such unreimbursed amount no later than thirty (30) days following the Closing Date.

                                    (B) For the period beginning with the
                           Closing Date and ending on December 31, 2003 (the "2003 Post-Closing Stub Period"), the amount of general and administrative expenses reimbursed by the Partnership Group to the Buyer Entities shall not exceed the sum of (1) the product of $37.9 million (as may be adjusted pursuant to Section 7.1(b)(iii)) times a fraction, (X) the numerator of which is the number of successive whole months beginning with the month following the month in which the Closing occurs and ending with December 2003 and (Y) the denominator of which is twelve (12) (the "2003 Post-Closing Cap"), plus (2) the amount of general and administrative expenses incurred by or on behalf of the Partnership Group in excess of the 2003 Post-Closing Upper Cap Amount less any amounts duly reimbursed by the Williams Parties to the Buyer Entities pursuant to Section 7.2(c)(iii)(A).

                           (ii) Succeeding Fiscal Years. For each succeeding MLP fiscal year beginning with the MLP fiscal year ending December 31, 2004, the G&A Cap Amount shall be calculated as follows:

                                    (A) The G&A Cap Amount from the preceding
                           fiscal year (as may be adjusted pursuant to Section 7.1(b)(iii)) shall be increased by the greater of (A) 7% per year and (B) the percentage increase in the Consumer Price Index -- All Urban Consumers, U.S. City Average, Not Seasonally Adjusted.

                                    (B) For purposes of calculating the initial
                           increase in the G&A Cap Amount for the MLP fiscal year ending on December 31, 2004, the G&A Cap Amount for the 2003 fiscal year shall be $37.9 million (as may be adjusted pursuant to Section 7.1(b)(iii) for acquisitions, construction, capital improvements, replacements or expansions occurring in 2003).

                           (iii) Adjustment for Acquisitions and Other Events. If, after the Closing Date, the Partnership Group (A) makes an acquisition, (B) constructs or causes to be constructed any assets to be owned, leased or operated by any member of the Partnership Group or
         (C) makes or causes to be made any capital improvements, replacements or expansions of any assets owned, leased or operated by any member of the Partnership Group, the amount of general and administrative expenses reimbursed by the Partnership Group to the Buyer Entities will be increased by the Buyer's good faith reasonable estimate of the additional amount of annual general and administrative expenses to be incurred by or on behalf of the Partnership Group with respect to such acquisition, construction, capital improvement, replacement or expansion. The pro rata portion of the additional general and administrative expenses shall be added to the G&A Cap Amount and the Upper Cap Amount in the year in which such acquisition, construction, capital

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

         improvement, replacement or expansion occurs for the portion of the year occurring thereafter and the full amount of such general and administrative expenses shall be added to the G&A Cap Amount and the Upper Cap Amount thereafter.

         7.2 CERTAIN LIMITATIONS. The provisions of Section 7.1 shall be subject to the following limitations:

                  (a) Expiration of G&A Cap. The amount of general and administrative expenses reimbursed by the Partnership Group to the Buyer Entities shall not be limited under this Agreement with respect to any fiscal year ending after December 31, 2010.

                  (b) Certain Expenses Not Included. General and administrative expenses with respect to the following matters shall be excluded in determining limitations herein on the amount of general and administrative expenses that are required to be reimbursed by the Partnership Group or the Williams Parties to the Buyer Entities:

                           (i) expenses associated with equity-based incentive compensation plans;

                           (ii) general and administrative expenses incurred by Buyer that are covered under Section 4.15 to the Purchase Agreement, regardless of whether in excess of the Expense Limit (as defined in Section 4.15 to the Purchase Agreement), it being understood that to the extent the Williams Parties reimburse Buyer for general and administrative expenses in excess of the Expense Limit, Buyer shall promptly pay any such reimbursements to the MLP by wire transfer of immediately available funds to an account or accounts designated in writing by the MLP; or

                           (iii) general and administrative expenses incurred in connection with providing Services (as defined by the Services Agreement) under the Services Agreement.

                  (c)      Upper Cap Amount.

                           (i)      Notwithstanding the limitations in Section
         7.1 on the Partnership Group's reimbursement obligations for general and administrative expenses in excess of the G&A Cap Amount, the Partnership Group (or in the case of Section 7.2(c)(iii), the Williams Parties) shall be required to reimburse the Buyer Entities for general and administrative expenses incurred on behalf of the Partnership Group in any MLP fiscal year in excess of the Upper Cap Amount as calculated below (the "Upper Cap Amount").

                           (ii) The Upper Cap Amount shall be calculated as follows:

                                    (A) For the 2003 Post-Closing Stub Period,
                           the Upper Cap Amount shall be equal to the product of $49.3 million (as may be adjusted pursuant to Section 7.1(b)(iii)) times a fraction, (X) the numerator of which is the number of successive whole months beginning with the month following the month in which the Closing occurs and ending with month of

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

                           December 2003 and (Y) the denominator of which is twelve (12) (the "2003 Post-Closing Upper Cap Amount").

                                    (B) For each succeeding MLP fiscal year
                           beginning with the MLP fiscal year ending December 31, 2004, the Upper Cap Amount shall be calculated as follows:

                                         (1) The Upper Cap Amount from the
                                    preceding fiscal year (as may be adjusted pursuant to Section 7.1(b)(iii)) shall be increased annually by the lesser of (A) 2.5% per year and (B) the percentage increase in the Consumer Price Index -- All Urban Consumers, U.S. City Average, Not Seasonally Adjusted.

                                         (2) For purposes of calculating the
                                    initial increase in the Upper Cap Amount for the MLP fiscal year ending on December 31, 2004, the Upper Cap Amount for the 2003 fiscal year shall be $49.3 million (as may be adjusted pursuant to Section 7.1(b)(iii) for acquisitions, construction, capital improvements, replacements and expansions occurring in 2003).

                           (iii) For the twelve months immediately following the Closing Date, the Williams Parties shall be required to reimburse the Buyer Entities for any and all general and administrative expenses incurred by or on behalf of the Partnership Group in excess of the Upper Cap Amount, as follows:

                                    (A) If, for the 2003 Post-Closing Stub
                           Period, the general and administrative expenses incurred by or on behalf of the Partnership Group are in an amount in excess of 2003 Post-Closing Upper Cap Amount, the Williams Parties, jointly and severally, shall be required to reimburse the Buyer Entities in full for the amount of such excess and shall make such payment no later than thirty (30) days after the last day of the 2003 Post-Closing Stub Period by wire transfer of immediately available funds to an account or accounts designated in writing by the Buyer Entities.

                                    (B) If, for the period beginning on January
                           1, 2004 and ending on the last day of the month in which the first anniversary of the Closing Date occurs (the "2004 Stub Period"), the general and administrative expenses incurred by or on behalf of the Partnership Group exceed the Upper Cap Amount for the MLP fiscal year ended December 31, 2004 multiplied by a fraction, (X) the numerator of which is the number of successive months beginning with January 2004 and ending with the month in which the 2004 Stub Period ends and (Y) the denominator of which is twelve (12) (the "2004 Stub Period Upper Cap Amount"), the Williams Parties, jointly and severally, shall be required to reimburse the Buyer Entities in full for the amount of such excess and shall make such payment no later than thirty (30) days after the last day of the 2004 Stub Period by wire transfer of immediately available funds to an account or accounts designated in

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

                           writing by the Buyer Entities. If Buyer becomes obligated to pay the 5% premium for transition services pursuant to the final proviso in Section 4(a) of the Transition Services Agreement, then for purposes of the immediately preceding sentence, the 2004 Stub Period Upper Cap Amount shall be increased by the portion of such premium constituting general and administrative expenses of the Partnership Group attributable to the 2004 Stub Period.

                                    (C) Buyer shall, and shall cause each of the
                           other Buyer Entities to, use good faith efforts to minimize the amount of general and administrative expenses incurred by any of the Buyer Entities and for which the Williams Parties would be required to reimburse the Buyer Entities under this Section 7.2(c)(iii).

                                    (D) Notwithstanding any other provision of
                           this Article VII, the Williams Entities will not have any obligations to reimburse the Buyer Entities for general and administrative expenses incurred on behalf of the Partnership Group or otherwise, except as specifically provided in this Section 7.2(c)(iii).

                           (iv) Except as provided in Section 7.2(c)(iii), the Partnership Group shall be required to reimburse the Buyer Entities for any and all general and administrative expenses in excess of the Upper Cap Amount incurred by or on behalf of the Partnership Group in any MLP fiscal year.

         7.3      NO AFFECT ON SECTION 7.4 OF THE MLP AGREEMENT. Nothing in this
Article VII is intended or shall be construed to affect or modify the terms and conditions of Section 7.4 of the MLP Agreement.

                                  ARTICLE VIII
                              CAPITAL EXPENDITURES

         8.1 WILLIAMS REIMBURSEMENT OF PARTNERSHIP GROUP MAINTENANCE CAPITAL EXPENDITURES. The Williams Entities will reimburse the Partnership Group in each of the MLP's 2003 and 2004 fiscal years for any reasonable and customary maintenance capital expenditures made by the Partnership Group, in accordance with past practices, to maintain the assets of WPL, in either year, in excess of $19 million; provided, that the Williams Entities shall not be required to reimburse the Partnership Group in excess of an aggregate amount of $15 million under this Section 8.1.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1      PAYMENTS; DISPUTED AMOUNTS; AUDIT RIGHTS.

                  (a) Except as otherwise provided herein, any payments to be made by the Williams Entities to Buyer or the Partnership Entities under this Agreement shall be made by the Williams Entities within sixty (60) days of receipt of a written request for such payment from

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

Buyer (which request shall contain a description in reasonable detail of the individual costs and expenses that comprise the aggregate amount of the payment requested) (a "Payment Request"). In the event of a good faith dispute as to the amount of such payment, the applicable Williams Entity shall give written notice of such dispute on or before the due date with respect to all or any portion of the Payment Request, with the particulars of such dispute. Upon receipt of such notice, Buyer shall, or shall use its reasonable best efforts to cause the Partnership Entities to, furnish to the applicable Williams Entity additional supporting documentation to reasonably substantiate the amount of the Payment Request. Upon delivery of such additional documentation, the applicable Williams Entity and the Buyer Entities shall cooperate and use their reasonable best efforts to resolve such dispute. If they are unable to resolve their dispute within twenty (20) business days of the delivery of such additional supporting documentation to the applicable Williams Entity, then the dispute shall be referred for resolution by a firm of independent accountants of nationally recognized standing reasonably satisfactory to each of Buyer and the applicable Williams Entity (the "Accounting Referee"), which shall determine the disputed amounts within thirty (30) days of the referral of such dispute to such Accounting Referee. The determination of the Accounting Referee shall not require the applicable Williams Entity to pay more than the amount in dispute nor require Buyer or any Partnership Entity to return any amount previously paid by the applicable Williams Entity. The fees and expenses of the Accounting Referee shall be borne equally by the applicable Williams Entity, on the one hand, and Buyer or a member of the Partnership Entities, on the other hand. The determination of the Accounting Referee shall be finally binding. If any dispute is resolved in favor of Buyer or any Partnership Entity, the applicable Williams Entity shall make payment to Buyer or the applicable Partnership Entity within thirty (30) days of resolution of the dispute. Notwithstanding the foregoing, in no event shall the Williams Entities be entitled to withhold any amounts other than those portions of the applicable payment that are in dispute.

                  (b)      Williams shall have the right, at any time within six
(6) months after the date of any payment by Williams to Buyer or the Partnership Entities pursuant to a Payment Request to audit those books and records of Buyer and/or any Partnership Entity that incurred costs or expenses attributable to such Payment Request or which books and records relate thereto, to verify the amount reflected on such Payment Request. Any such audit shall be conducted during normal business hours by Williams or its designated auditor after ten
(10) days prior written notice to Buyer, at Williams' sole cost and expense, in the offices of Buyer and the relevant Partnership Entities or such other location as may be mutually agreed. Buyer shall cooperate and shall use its reasonable best efforts to cause any relevant Partnership Entity to cooperate with and provide reasonable assistance to Williams and/or its auditor in connection with the performance of any such audit. Williams shall assert any claim for refund of amounts reimbursed to Buyer or the Partnership Entities under the audited Payment Request within sixty (60) days after the completion of the audit. Buyer shall have sixty (60) days from receipt of Williams' claim for refund to respond. If Buyer does not dispute Williams' refund claim, Buyer or the applicable Partnership Entity shall pay such refund within such 60-day period. Should Buyer dispute the claim and refuse to pay any refund claim by Williams resulting from the exercise of Williams' audit rights, the parties will refer the dispute to an Accounting Referee in the manner described in Section 9.1(a) above.

         9.2      THIRD-PARTY BENEFICIARY; ASSIGNMENT; ENFORCEMENT.

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

                  (a) Each of Buyer and the Williams Parties specifically intends that each entity comprising the Partnership Entities or the Partnership Group, as applicable, shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to any such entity. Notwithstanding anything else in this Agreement, pursuant to Section 4.25 of the Purchase Agreement, no provision of this Agreement with respect to which any of the entities comprising the Partnership Entities or the Partnership Group, as applicable, is a third-party beneficiary shall be amended, modified, waived or terminated by a party hereto without the express prior written approval of the MLP, and if the General Partner, in its capacity as general partner of the MLP, determines in its reasonable discretion that such an amendment, modification, waiver or termination is reasonably likely to adversely affect the holders of common units representing limited partner interests in the MLP, such amendment, modification, waiver of termination must also be approved by Special Approval (as such term is defined in the MLP Agreement).

                  (b) No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

                  (c) The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The third-party beneficiaries to whom certain rights and remedies under this Agreement extend as contemplated under Section 9.2(a) above shall also be entitled to enforce this Agreement in the manner provided in this Section 9.2(c). Notwithstanding anything else in this Agreement, the provisions of this Agreement are enforceable solely by the parties to this Agreement and the third-party beneficiaries identified in
Section 9.2(a) above, and no Limited Partner (other than Buyer), Assignee or other Person (other than a permitted assignee under Section 9.2(b)) may enforce any provision of this Agreement or compel any party to this Agreement to comply with the terms of this Agreement.

         9.3 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed and construed in accordance with the internal and substantive laws of New York, and without regard to any conflicts of laws concepts that would apply the substantive law of some other jurisdiction. Each party hereby submits to the jurisdiction of the state and federal courts in the State of New York and to venue in the Borough of Manhattan in the City of New York, New York.

         9.4 NOTICE. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such

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

party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 9.4.

         9.5 ENTIRE AGREEMENT. This Agreement, together with the provisions of the Purchase Agreement relating hereto, represent the entire agreement and understanding of the parties hereto and thereto with reference to the transactions set forth herein. This Agreement, together with the provisions of the Purchase Agreement relating hereto, supercede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the transactions set forth herein and all prior drafts hereof (including Exhibit 1.2(a)(iv)(1) to the Purchase Agreement). No prior drafts hereof and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

         9.6      TERMINATION OF CERTAIN OBLIGATIONS UPON CHANGE OF CONTROL

                  (a) Upon a Change of Control of Williams, the obligations of the Williams Entities under Article II shall terminate.

                  (b) Upon a Change of Control of Buyer or WEG GP LLC, the obligations of the Buyer Entities under Article III shall terminate.

                  (c) Upon a Change of Control of Buyer or WEG GP LLC, the obligations of the Williams Parties under Article V shall terminate as of the later to occur of (A) the date of such Change of Control and (B) the expiration of all of the obligations of WES pursuant to Sections 10.1(a) (with respect to breaches of environmental representations, warranties, agreements or covenants), 10.1(b) and 10.1(c) of that certain Contribution Agreement dated as of April 11, 2002 by and among WES, the Old GP and the MLP and the expiration of all of the corresponding obligations of Williams pursuant to that certain Corporate Guarantee in favor of the General Partner, dated as of March 14, 2003, of Williams.

                  (d)      Upon a Change of Control of Buyer or WEG GP LLC,
Article VII and the limitations therein on the amount of general and administrative expenses for which the Partnership Group is required to reimburse the Buyer Entities shall terminate (including the provisions therein relating to the reimbursement obligations of the Williams Parties in favor of the Buyer Entities).

         9.7 EFFECT OF WAIVER OR CONSENT. No waiver of any provision of this Agreement shall be effective unless set forth in writing by the party to be bound thereby. Except as otherwise expressly provided therein, no waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

         9.8      AMENDMENT OR MODIFICATION. Subject to the second sentence of
Section 9.2(a), this Agreement may be amended or modified from time to time only by the written agreement of

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

all the parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

         9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         9.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9.11 GENDER, PARTS, ARTICLES AND SECTIONS. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Unless otherwise provided, all references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

         9.12 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

         9.13 WITHHOLDING OR GRANTING OF CONSENT. Except as otherwise expressly provided herein, each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

         9.14 U.S. CURRENCY. All sums and amounts payable to or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

         9.15 LAWS AND REGULATION. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

         9.16 WAIVER OF RIGHT OF FIRST REFUSAL. The Williams Parties hereby agree that, effective as of the date hereof, any and all rights, benefits and privileges of WES and any other Williams Entity under Section 11.10 of that certain Contribution Agreement dated as of April 11, 2002 by and among WES, the Old GP and the MLP are hereby forever terminated in all respects, and WES, WNGL and Williams hereby waive any and all rights, benefits and privileges of WES and any other Williams Entity under such section of such agreement.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the date first written above.

                             THE BUYER

                             WEG ACQUISITIONS, L.P.

                             By: WEG Acquisition Management, LLC
                             its General Partner

                             By: /s/ Justin S. Huscher
                                 ---------------------------
                                 Name:  Justin S. Huscher
                                 Title: Authorized Signatory

                             By: /s/ Pierre F. Lapeyre, Jr.
                                 ------------------------------
                                 Name:  Pierre F. Lapeyre, Jr.
                                 Title: Authorized Signatory

                             Address for Notice:

                             One Williams Center
                             Tulsa, Oklahoma 74172
                             Facsimile: 918-573-6928
                             Attention: Mr. Lonny Townsend

                             THE WILLIAMS PARTIES

                             WILLIAMS ENERGY SERVICES, LLC

                             By: /s/ Phillip D Wright
                                 ---------------------------
                                 Name:  Phillip D. Wright
                                 Title: Authorized Signatory

                             WILLIAMS NATURAL GAS LIQUIDS, INC.

                             By: /s/ Phillip D Wright
                                 ---------------------------
                                 Name:  Phillip D. Wright
                                 Title: Authorized Signatory

                             THE WILLIAMS COMPANIES, INC.

                             By: /s/ Phillip D Wright
                                 ---------------------------
                                 Name: Phillip D. Wright

                                 Title: Authorized Signatory

                             Address for Notice to Each of the Williams Parties:

                             One Williams Center
                             Tulsa, Oklahoma 74172
                             Facsimile: 918-573-4503
                             Attention: Mr. Tony Gehres

Page                                                                          23